UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 31, 2026
Date of Report (Date of earliest event reported):

AYTU BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38247	47-0883144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 East Union Avenue, Suite 920
Denver, CO 80237
(Address of principal executive offices, including zip code)

(720) 437-6580
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	AYTU	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Definitive Material Agreement.

As previously disclosed, Aytu BioPharma, Inc. (the “Company”) completed public equity offerings in June 2023 and June 2025 whereby the Company issued certain warrants and prefunded warrants (collectively, the “Warrants”) to certain institutional investors (the “Investors”).

In connection with the preparation of its Quarterly Reports on Form 10-Q for the quarters ended September 30, 2025, and December 31, 2025, the Company with consultation with its advisors, determined that the inclusion of certain stockholder approval language relating to beneficial ownership blockers and Nasdaq Capital Market LLC ownership blockers (the “Blockers”) created ambiguity from an accounting perspective that would require the Company to classify the Warrants as liabilities rather than equity in its financial statements based on applicable authoritative guidance in Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 480, Distinguishing Liabilities from Equity and ASC Topic 815, Derivatives and Hedging. As a result of the classification of the Warrants as liabilities, the Company was required to record a liability of $18.1 million and $25.2 million in the quarters ended September 30, 2025, and December 31, 2025, respectively.

As a result of the determination that the Warrants would be classified as liabilities as long as the Warrants remained outstanding despite management’s belief that the Warrants were intended to be classified as equity, the Company and the Investors agreed to make changes to the Blockers to address the unintended accounting treatment in order to provide for equity classification going forward and agreed to amend the Warrants.

On March 31, 2026, the Company and the Investors, as applicable, entered into (i) an Amended and Restated June 2023 Prefunded Warrant (“Amended 2023 Prefunded Warrant”), (ii) an Amended and Restated June 2023 Tranche A Warrant (“Amended 2023 Tranche A Warrant”) and (iii) an Amended and Restated June 2025 Prefunded Warrant (“Amended 2025 Prefunded Warrant”), pursuant to which the Company canceled the previously issued Warrants and issued to the Investors, as applicable, an Amended 2023 Prefunded Warrant, an Amended 2023 Tranche A Warrant and an Amended 2025 Prefunded Warrant, with revised Blockers.

Under the Blockers that were included in the Warrants prior to their amendment on March 31, 2026, it was unclear whether the Company’s stockholders could vote to amend or change the Blockers. The Warrants were amended to make clear that a vote of the Company’s stockholders could not amend or change the Blockers.

The Company expects that following the amendments of the Warrants that its warrant liability on its financial statements will be reduced and its equity value will increase by that same amount.

A copy of the Amended 2023 Prefunded Warrant is attached hereto as Exhibit 4.1, a copy of the Amended 2023 Tranche A Warrant is attached hereto as Exhibit 4.2 and a copy of the Amended 2025 Prefunded Warrant is attached hereto as Exhibit 4.3. The foregoing description of the Warrants, as amended, is qualified by reference to the full text of the Warrants, as amended, which are attached hereto.

Item 2.02 Results of Operations and Financial Condition.

See the disclosures in Item 1.01 of this report, which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

See the disclosures in Item 1.01 of this report, which are incorporated herein by reference.

To the extent that the amendment of the Warrants may be deemed to be the issuance of new securities, the issuance of the Warrants, as amended, was not registered under the Securities Act of 1933, as amended (“Securities Act”), in reliance upon Section 3(a)(9) of the Securities Act, as an exchange of securities, and Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder, as a transaction by an issuer not involving a public offering.

Item 3.03 Material Modification to Rights of Security Holders.

See the disclosures in Item 1.01 of this report, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
4.1	Form of Amended 2023 Prefunded Warrant
4.2	Form of Amended 2023 Tranche A Warrant
4.3	Form of Amended 2025 Prefunded Warrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYTU BIOPHARMA, INC.

Date: April 2, 2026	By:	/s/ Ryan J. Selhorn
Ryan J. Selhorn
Chief Financial Officer